SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 27, 2004 (December 20, 2004)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Each of Natalie A. Hemlock, Bruce A. Snow and Annette M. Smith resigned from the board of directors of the Seneca Gaming Corporation and Seneca Niagara Falls Gaming Corporation effective on the date of the appointment of each of their replacements.  Pursuant to the Seneca Gaming Corporation Charter, on December 20, 2004, the Tribal Council of the Seneca Nation of Indians, or Tribal Council, appointed 5 individuals to replace the above 3 mentioned directors and to fill an additional 2 vacancies on the Seneca Gaming Corporation’s board of directors.  A copy of each of the resignation letters submitted by Ms. Hemlock, Mr. Snow and Ms. Smith is attached to this Current Report as Exhibits 17.1, 17.2 and 17.3, respectively.

The Tribal Council appointed the following individuals to serve on the Seneca Gaming Corporation’s board of directors.

Barry E. Snyder, Sr.  Mr. Snyder is the current President of the Seneca Nation of Indians.

Maurice A. John.  Mr. John is the current Treasurer of the Seneca Nation of Indians.

Bergal Mitchell III.  Mr Mitchell was reappointed to the board of directors of the Seneca Gaming Corporation.  He has served as a director of the Seneca Gaming Corporation since August 7, 2002.

Arnold Cooper II. Mr. Cooper has previously served the Seneca Nation of Indians as its Treasurer and as a member of the Tribal Council.

Martin Seneca.  Mr. Seneca is a lawyer in private practice.  He received his J.D. from Harvard Law School.  He is a former White House Fellow and a former Deputy Commissioner of the Bureau of Indian Affairs.

Item 9.01  Financial Statements and Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

(c)           Exhibit

17.1         Natalie A. Hemlock Director Resignation Letter.

17.2         Bruce A. Snow Director Resignation Letter.

17.3         Annette M. Smith Director Resignation Letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: December 27, 2004	/s/ Barry W. Brandon
Name: Barry W. Brandon
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

*17.1	Natalie A. Hemlock Director Resignation Letter.

*17.2	Bruce A. Snow Director Resignation Letter.

*17.3	Annette M. Smith Director Resignation Letter.

*Filed herewith